UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed as Amendment No. 1 to the Current Report on Form 8-K filed on September 24, 2010. Post Properties, Inc. and Post Apartment Homes, L.P. have concluded that the transactions described in the original Form 8-K do not involve an acquisition that requires disclosure under Item 2.01 (Completion of Acquisition or Disposition of Assets). Accordingly, this Form 8-K/A amends the original Form 8-K to remove references to Item 2.01 and clarifies that the disclosure originally referenced in Item 2.01 and incorporated by reference in Item 1.01 (Entry in a Material Development Agreement) and Item 2.06 (Material Impairments) should be removed from Item 2.01 and included in both Item 1.01 and Item 2.06.

In connection with the transactions described in the original Form 8-K, for the quarter ended September 30, 2010, Post expects to record a net gain in the range of $25 million to $26 million, as well as an impairment loss in the range of $5 million to $7 million. We have not completed the closing process for the quarter ended September 30, 2010. Accordingly, there can be no assurance that the actual net gain or the impairment loss will not vary from our estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2010

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2010

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

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